                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE LUBRIZOL CORPORATION
             (Exact name of registrant as specified in its charter)

                  OHIO                                         34-0367600
(State or other jurisdiction of incorporation               (I.R.S. Employer
     or organization)                                       Identification No.)


                 29400 Lakeland Boulevard, Wickliffe, Ohio 44092
           (Address of Principal Executive Offices Including Zip Code)

               THE LUBRIZOL CORPORATION 1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            Leslie M. Reynolds, Esq.
                         Assistant Secretary and Counsel
                            The Lubrizol Corporation
                            29400 Lakeland Boulevard
                              Wickliffe, Ohio 44092
                     (Name and address of agent for service)

                                 (440) 347-5645
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
 Title of each class                           Proposed maximum      Proposed maximum
 of securities to be        Amount to be      offering price per    aggregate offering        Amount of
      registered            registered.            unit (1)             price (1)         registration fees
                                                                                                 (2)
Common Shares without       4,000,000              $22.8438             $91,375,200           $24,123.05
      par value
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Based on the average of high and low prices of securities of the same class on the New York Stock Exchange on July 21, 2000.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933.

                             Exhibit Index on Page 4

                                     Part II

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-42211 on Form S-8 as filed by The Lubrizol Corporation (the "Registrant") with the Securities and Exchange Commission on August 19, 1991, are incorporated herein by reference.

Item 8.  Exhibits

(4)(a) Amendment to Article Fourth of Amended Articles of Incorporation. (Reference is made to Exhibits (3)(a) and (4)(a) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, which Exhibits are incorporated herein by reference).

(4)(b) Indenture dated as of November 25, 1998, between The Lubrizol Corporation and The First National Bank of Chicago as Trustee. (Reference is made to Exhibit (4)(b) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, which Exhibit is incorporated herein by reference).

(4)(c) Amended and Restated Rights Agreement between The Lubrizol Corporation and American Stock Transfer & Trust Company dated as of July 26, 1999. (Reference is made to Exhibit 4.1 to The Lubrizol Corporation's Registration Statement on Form 8-A/A dated August 17, 1999, which Exhibit is incorporated herein by reference).

(5) No opinion of counsel as to the legality of the securities is filed herewith since such securities are not expected to be original issuance securities.

(23)(a)           Consent of Independent Auditors

(24)              Powers of attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certificates that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on July 27, 2000.

                                              THE LUBRIZOL CORPORATION

                                              /s/ Leslie M. Reynolds
                                              ------------------------------
                                              Leslie M. Reynolds
                                              Assistant Secretary and Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title
---------                                  -----

___________________*     Chairman of the Board,
W. G. Bares              Chief Executive Officer, President
                         and Director

___________________*     Vice President,
Charles P. Cooley        Chief Financial Officer and Treasurer


___________________*     Controller, Accounting and Financial
John R. Ahern            Reporting (Principal Financial Officer)

___________________*     Director
Jerald A. Blumberg

___________________*     Director
Peggy Gordon Elliott

___________________*     Director
Forest J. Farmer, Sr.

___________________*     Director
Gordon D. Harnett

___________________*     Director
Victoria F. Haynes

___________________*     Director
David H. Hoag

___________________*     Director
William P. Madar

___________________*     Director
Ronald A. Mitsch

___________________*     Director
M. Thomas Moore

___________________*     Director
Daniel E. Somers

         * Leslie M. Reynolds, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

July 27, 2000                           By: /s/ Leslie M. Reynolds
                                           ------------------------------------
                                           Leslie M. Reynolds, Attorney-in-Fact

                                  EXHIBIT INDEX


(4)(a) Amendment to Article Fourth of Amended Articles of Incorporation. (Reference is made to Exhibits (3)(a) and (4)(a) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, which Exhibits are incorporated herein by reference).

(4)(b) Indenture dated as of November 25, 1998, between The Lubrizol Corporation and The First National Bank of Chicago as Trustee. (Reference is made to Exhibit (4)(b) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, which Exhibit is incorporated herein by reference).

(4)(c) Amended and Restated Rights Agreement between The Lubrizol Corporation and American Stock Transfer & Trust Company dated as of July 26, 1999. (Reference is made to Exhibit 4.1 to The Lubrizol Corporation's Registration Statement on Form 8-A/A dated August 17, 1999, which Exhibit is incorporated herein by reference).

(5) No opinion of counsel as to the legality of the securities is filed herewith since such securities are not expected to be original issuance securities.

(23)(a)           Consent of Independent Auditors

(24)              Powers of attorney

















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